Exhibit 99.1

GRANTED

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE CANOO INC.	C.A. No. 2023-0152-LWW

[PROPOSED] FINAL ORDER AND JUDGMENT

WHEREAS, this Court having reviewed the Verified Petition for Relief Pursuant to 8 Del. C. § 205 (the “Petition”) filed by petitioner Canoo Inc., the Court having considered the factors in 8 Del. C. § 205(d), and for good cause having been shown,

IT IS HEREBY ORDERED this              day of                    , 2023, that:

1. The New Certificate of Incorporation, including the filing and effectiveness thereof, is hereby validated and declared effective as of 11:33 a.m. (EDT) on December 21, 2020.1

2. All shares of capital stock of the Company issued in reliance on the effectiveness of the New Certificate of Incorporation are hereby validated and declared effective as of the date and time of the original issuance of such shares.

3. The above-captioned action is hereby CLOSED.

The Honorable Lori W. Will

[1]	Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Petition.

This document constitutes a ruling of the court and should be treated as such.
Court: Judge: File & Serve Transaction ID: Current Date: Case Number: Case Name:	DE Court of Chancery Civil Action Lori W. Will 69230475 Feb 27, 2023 2023-0152-LWW In Re Canoo Inc.
Court Authorizer Comments:

The petition is granted pursuant to Section 205(a) of the Delaware General Corporation Law for the reasons set forth in the court’s February 27, 2023 bench ruling. See transcript; see also Opinion Regarding Section 205 Petition, In re Lordstown Motors Corp., 2023-0083-LWW (Del. Ch. Feb. 21, 2023) (setting forth reasoning for granting similar relief in a Section 205 action).

/s/ Judge Lori W. Will